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                          SECOND MODIFICATION OF LEASE


         Second Modification of Lease ("Agreement") made as of the 30th day of April, 1997 between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation having its principal place of business at One Madison Avenue, New York, New York 10010 ("Landlord") and JEAN PHILLIPE FRAGRANCES, INC., a Delaware corporation, having an office at 551 Fifth Avenue, New York, New York 10176 ("Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant heretofore entered into a certain written lease dated January 13, 1992, as amended by Modification of Lease dated June 17, 1994 (collectively, the "Lease") wherein and whereby Landlord leased to Tenant, and Tenant hired from Landlord, those certain premises (the "demised premises") as shown on the plans annexed to the Lease as "Exhibit A" thereto on the 15th floor in the building known as 551 Fifth Avenue, in the Borough of Manhattan, City, County and State of New York (the "Building");

         WHEREAS, Landlord and Tenant wish to modify the Lease, subject to the terms and conditions hereinafter set forth, to, inter alia, (i) reduce the rentable area of the demised premises and (ii) extend the term of the Lease;

         WHEREAS, the Lease is in full force and effect; and

         WHEREAS, Landlord and Tenant desire to modify the Lease only in the respects hereinafter stated.

         NOW, THEREFORE, in consideration of the premises and the mutual covenant., hereinafter contained, the parties hereto by these presents do covenant and agree as follows:

                  All capitalized terms used herein without definition are used herein with the meanings assigned to such terms in the Lease, unless the context otherwise requires.
         2. The term of the Lease is hereby extended to October 31, 2002 (the "Extension Period").

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         3 . Effective November 1, 1997 through and including the end of the term of this Lease, Tenant's annual rent shall be amended to be Two Hundred Twenty Thousand Five Hundred Forty Five Dollars ($220,545.00) per annum which amount shall include the annual cost of electricity supplied by Landlord to the demised premises on a rent inclusion basis of Sixteen Thousand Nine Hundred Sixty Five Dollars ($16,965.00) per annum, the "Electric Charge". Notwithstanding the foregoing, Landlord agrees to waive to the collection of annual rent, including the Electric Charge [but not additional rent for "Real Estate Taxes" (Article 35) or "Operating Expenses" (Article 36)] for the months of November and December, 1997 and January, November and December, 1998. Further with reference to the Electric Charge, Tenant acknowledges and affirms its covenant contained in the Lease that its use of electric current in the demised premises shall not at any time exceed the capacity of any of the electrical conductors and facilities in or otherwise serving the demised premises and Tenant shall not, without Landlord's prior written consent in each instance, connect any major fixtures, appliances or equipment to the Building' electric distribution system nor make any alteration or addition to the electric system of the demised premises. In consideration of the foregoing, Landlord agrees that during the Extension Period the Electric Charge shall not be increased.

         4.A. Effective November 1, 1997, Tenant shall vacate and surrender to Landlord a portion of the demised premises, the "Surrendered Space" (which Landlord and Tenant acknowledge contains 1,295 rentable square feet) and, accordingly, from and after November 1, 1997, the demised premises will be as shown hatched on Exhibit A-1, attached hereto and made a part hereof (which Exhibit A-1 shall also show the Surrendered Space, cross-hatched). On or before November 1, 1997, Tenant shall vacate the Surrendered Premises and surrender same to Landlord and all alterations, installations, additions and improvements in and to the Surrendered Premises to the intent and purpose that the estate of Tenant in and to the Surrendered Premises shall be wholly extinguished. Further with respect to the Surrendered Space, Tenant shall vacate same on or before November 1, 1997, broom clean with all personal property removed therefrom in accordance with the terms of this Lease. In addition, Tenant

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hereby covenants that nothing has been done or suffered or will be done or suffered whereby the estate granted in the Surrendered Space or any part thereof, or said alterations, installations, additions or improvements, or any part thereof, have been encumbered in any way whatever; that Tenant has and will have good right to surrender the same; and that no one other than Tenant has acquired, or will acquire, through or under Tenant, any right, title or interest in or to the Surrendered Space or the term or estate thereby granted or in or to said alterations, installations, additions and improvements or any part thereof.

         B. Inasmuch as Tenant currently occupies the demised premises and is fully aware of the condition thereof, Tenant agrees to accept the demised premises in the condition which it exists on the first day of the Extension Period. Further, Tenant understands and agrees that no materials whatsoever are to be furnished by Landlord and no work whatsoever is to be furnished by Landlord in connection with the demised premises or any part thereof except that Landlord agrees, at its sole cost and expense, to demise the demised premises in accordance with Exhibit A-1 in an expeditious manner.

         5. Effective November 1, 1997, Tenant's "Base Tax Year" (Article 35) shall be amended to be the fiscal tax year of the City of New York commencing July 1, 1997 and ending June 30, 1998 and Tenant's "Base Operating Period" (Article 36) shall be amended to be the calendar year commencing January 1, 1998 and Tenant's proportionate share for Real Estate Taxes and Operating Expenses shall be amended to be "1.662 percent".

         6. Tenant represents and warrants to Landlord that it has not dealt with any real estate agents or brokers in connection with this Agreement other than The Shorenstein Companies, ("TSC") whose fees, if any, Landlord agrees to pay and that this Agreement was not brought about or procured through the use or instrumentality of any other agent or broker. Tenant covenants and agrees to indemnify and hold Landlord harmless from any and all claims for commissions and other compensation made by any agent or agents and/or

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broker or brokers, other than TSC, based on any dealings between Tenant and any agent or agents and/or broker or brokers, together with all costs and expenses incurred by Landlord in resisting such claims (including, without limitation, attorneys' fees).

7. Except as modified by this Agreement, the Lease and all the terms, covenants, conditions, provisions, and agreements thereof are hereby in all respects ratified, confirmed, and approved.

8. The Lease, as modified by this Agreement contains the entire understanding between the parties. No other representations, warranties, covenants or agreements have been made.

9. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

10. This Agreement shall be binding upon, and inure to the benefit of the parties hereto, their respective legal representatives, successors and, except as other-wise provided in the Lease as modified by this Agreement, their respective assigns.

11. The submission of this Agreement to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect hereto, unless and until Landlord shall execute a copy of this Agreement and deliver the same to Tenant.

         IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement as of the day and year first above written.

          Landlord:

          METROPOLITAN LIFE INSURANCE COMPANY

          By: /s/

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          Tenant:

          JEAN PHILLIPE FRAGRANCE, INC.

          By: /s/

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                                  EXHIBIT A-1

                        [floor plan of demised premises]

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